EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-252690, 333-278478, 333-278479 and 333-289692) on Form S-8 and Registration (Nos. 333-282311, 333-288686 and 333-292025) on Form S-3 of our report dated March 17, 2026, relating to the financial statements of Vireo Growth Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Davidson & Company LLP

Vancouver, Canada	Chartered Professional Accountants
March 17, 2026